PLAN AND AGREEMENT OF MERGER

                                   DATED AS OF

                                  JUNE 10, 1997

                                     BETWEEN

                          PACIFIC GREYSTONE CORPORATION

                                       AND

                                LENNAR CORPORATION







                                TABLE OF CONTENTS


                                                                   Page
                                    ARTICLE I
                          MERGER OF LENNAR AND GREYSTONE

         1.1   The Merger.........................................    1

                                    ARTICLE II
                        TERMS AND CONDITIONS OF THE MERGER

         2.1   Certificate of Incorporation.......................    1
         2.2   By-Laws............................................    2
         2.3   Directors..........................................    2
         2.4   Officers...........................................    2
         2.5   Stock of Greystone.................................    2
         2.6   Stock of Lennar....................................    2
         2.7   Exchange of Certificates...........................    3
         2.8   Greystone Options..................................    4


                                   ARTICLE III
                                  EFFECTIVE TIME

         3.1   Date of the Merger.................................    5
         3.2   Execution of Certificate of Merger.................    5
         3.3   Effective Time of the Merger.......................    5

                                    ARTICLE IV
                          REPRESENTATIONS AND WARRANTIES

         4.1   Representations and Warranties of Lennar...........    5
         4.2   Representations and Warranties of Greystone........   17
         4.3   Termination of Representations and Warranties......   25


                                    ARTICLE V
                           ACTIONS PRIOR TO THE MERGER

         5.1   Activities Until Effective Time....................   25
         5.2   HSR Act Filings....................................   30
         5.3   Registration Statement, Proxy Statements and
                 Stockholders' Meetings...........................   30
         5.4   No Solicitation of Offers; Notice of
                 Indications of Interest..........................   32
         5.5   Lennar's Efforts to Fulfill Conditions.............   34
         5.6   Greystone's Efforts to Fulfill Conditions..........   35
         5.7   Merger Date Audit..................................   35
         5.8   Indemnification for Prior Acts.....................   37
         5.9   Amendments to the Spin Off Agreement
                 and Partnership Agreement........................   40
         5.10  Compensation, Benefits.............................   40


                                    ARTICLE VI
                          CONDITIONS PRECEDENT TO MERGER









         6.1   Conditions to Greystone's Obligations..............   41
         6.2   Conditions to Lennar's Obligations.................   45


                                   ARTICLE VII
                                   TERMINATION

         7.1   Right to Terminate.................................   47
         7.2   Manner of Terminating Agreement....................   49
         7.3   Effect of Termination..............................   49


                                   ARTICLE VIII
                                ABSENCE OF BROKERS

         8.1   Representations and Warranties Regarding
                 Brokers and Others...............................   50


                                    ARTICLE IX
                                     GENERAL

         9.1   Expenses...........................................   50
         9.2   Access to Properties, Books and Records............   50
         9.3   Plan of Reorganization.............................   52
         9.4   Press Releases.....................................   52
         9.5   Entire Agreement...................................   52
         9.6   Survival of Obligations............................   52
         9.7   Effect of Disclosures..............................   53
         9.8   Captions...........................................   53
         9.9   Prohibition Against Assignment.....................   53
         9.10  Modification or Amendment..........................   53
         9.11  Waiver of Conditions...............................   53
         9.12  No Third Party Beneficiaries.......................   53
         9.13  Notices and Other Communications...................   53
         9.14  Governing Law......................................   54
         9.15  Counterparts.......................................   54






















                           PLAN AND AGREEMENT OF MERGER


                   This is a Plan and Agreement of Merger, dated as of

         June 10, 1997 between PACIFIC GREYSTONE CORPORATION ("Grey-

         stone"), a Delaware corporation, and LENNAR CORPORATION ("Len-

         nar"), a Delaware corporation.


                                    ARTICLE I

                          MERGER OF LENNAR AND GREYSTONE

                   1.1  The Merger.  At the Effective Time (defined be-

         low), Lennar will be merged with and into Greystone (the

         "Merger"), with Greystone being the surviving corporation of the Merger (the "Surviving Corporation").  Except as specifi-

         cally provided in this Agreement, at the Effective Time (i) the real and personal property, other assets, rights, privileges,

         immunities, powers, purposes and franchises of Greystone will continue unaffected and unimpaired by the Merger, (ii) the separate existence of Lennar will terminate, and its real and personal property, other assets, rights, privileges, immuni-

         ties, powers, purposes and franchises will be merged into the

         Surviving Corporation and (iii) the Merger will have such other effects as are set forth in Section 259 of the General Corpo-

         rate Law of the State of Delaware (the "GCL").


                                    ARTICLE II

                        TERMS AND CONDITIONS OF THE MERGER

                   The terms and conditions of the Merger will be as

         follows:


                   2.1  Certificate of Incorporation.  From the Effec-

         tive Time (defined below) until subsequently amended, the Cer-

         tificate of Incorporation of the Surviving Corporation will be in the







         form of Exhibit 2.1, and that Certificate of Incorporation,

         separate and apart from this Agreement, may be certified as the

         Certificate of Incorporation of the Surviving Corporation.

                   2.2  By-Laws.  At the Effective Time, the By-Laws of

         the Surviving Corporation will be in the form of Exhibit 2.2,

         until they are altered, amended or repealed.

                   2.3  Directors.  The persons listed on Exhibit 2.3

         will be the directors of the Surviving Corporation after the

         Effective Time and will hold office in accordance with the By-

         Laws of the Surviving Corporation for the respective terms shown on Exhibit 2.3.

                   2.4  Officers.  The persons listed on Exhibit 2.4

         will be the officers of the Surviving Corporation after the

         Effective Time and will hold office at the pleasure of the

         Board of Directors of the Surviving Corporation.

                   2.5  Stock of Greystone.  Prior to the Effective

         Time, the Board of Directors of Greystone will declare a 13.8%

         stock dividend (the "Stock Dividend") payable prior to the Ef-

         fective Time to the holders of record of common stock, par value $.01 per share, of Greystone ("Greystone common stock"),

         with a reasonable provision for cash in lieu of fractional shares.  Each share of common stock, par value $.01 per share,

         of Greystone ("Greystone common stock") which is outstanding immediately prior to the Effective Time (including, but not limited to, shares issued as a result of the Stock Dividend)

         will, at and after the Effective Time, continue to be one share of common stock, par value $.10 per share, of the Surviving

         Corporation ("Common Stock").  After the Effective Time a cer-

         tificate which represented Greystone common stock prior to the

         Effective Time will automatically become and be a certificate representing the number of shares of Common Stock equal to the number of shares of Greystone common stock represented by the certificate before the Merger.

                   2.6  Stock of Lennar.  Each share of common stock,

         par value $.10 per share, of Lennar ("Lennar Common Stock")

         which is outstanding immediately prior to the Effective Time will, at the Effective Time, be converted into and become one share of Common Stock.  Each









         share of class B common stock, par value $.10 per share, of

         Lennar ("Lennar class B stock") which is outstanding

         immediately prior to the Effective Time will, at the Effective

         Time, be converted into and become one share of Class B Common

         Stock ("Class B Stock"), par value $.10 per share, of the

         Surviving Corporation.  At the Effective Time, all the Lennar

         common stock and Lennar class B stock outstanding immediately before the Merger will automatically be cancelled and after the

         Effective time a certificate which represented Lennar common stock or Lennar class B stock will automatically become and be a certificate representing the number of shares of Common Stock or Class B Stock into which the Lennar common stock or Lennar class B stock represented by the certificate was converted.

                   2.7  Exchange of Certificates.  (a)  At any time af-

         ter the Effective Time, any holder of a certificate which had represented Greystone common stock prior to the Effective Time

         (an "Old Certificate") may submit that Old Certificate to an exchange agent designated by the Surviving Corporation (the

         "Exchange Agent"), accompanied by such document of transmittal as the Surviving Corporation may reasonably require, and re-

         ceive a new certificate (a "New Certificate") representing the number of shares of Common Stock into which the number of

         shares of Greystone common stock represented by the submitted certificate were converted.

                        (b)  As promptly as practicable after the Effec-

         tive Time, the Surviving Corporation shall send to each holder of record of shares of Greystone common stock immediately prior to the Effective Time transmittal materials for use in exchang-

         ing Old Certificates for New Certificates.  When Old Certifi-

         cates are submitted for exchange, the Surviving Corporation shall cause the New Certificates representing the shares of common stock into which the shares of Greystone Common Stock represented by the Old Certificate are converted as a result of the Merger to be delivered to the holder who submitted the Old

         Certificates.  No interest will be paid on any cash to be paid to a holder in lieu of fractional shares or otherwise.










                        (c)  If an Old Certificate has been lost, stolen

         or destroyed, the Surviving Corporation will accept an af-

         fidavit and indemnity reasonably satisfactory to it in lieu of the Old Certificate.

                        (d)  Notwithstanding the foregoing, none of the

         Surviving Corporation, the Exchange Agent, any other agent act-

         ing on behalf of the Surviving Corporation, or any other party to this Agreement, shall be liable to any former holder of

         Greystone common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, es-

         cheat or similar laws.

                   2.8  Greystone Options.  All options granted by Grey-

         stone pursuant to any plans listed on Exhibit 4.2-O(2) that are outstanding as of the Effective Time (collectively, the "Com-

         pany Options") shall be fully vested and exercisable as of the

         Effective Time (other than, unless Greystone shall otherwise elect prior to the Effective Time, Company Options which were granted less than six months before the Effective Time, which shall vest in accordance with their terms), shall be adjusted as set forth in the following sentence (unless by their terms they were already adjusted to take account of the Stock Divi-

         dend) and shall otherwise survive the consummation of the

         Merger on the same terms and conditions as were applicable to the Company Options immediately before the Effective Time.

         Each Company Option shall be adjusted so as to represent an option (i) with respect to a number of shares of Common Stock equal to the number of shares of Greystone common stock subject to such Company Option immediately before the Effective Time

         (not adjusted to take account of the Stock Dividend), times

         1.138 (with any resultant fractional share of Common Stock rounded to the nearest whole share), and (ii) with a per-share exercise price equal to the per-share exercise price of such

         Company Option immediately before the Effective Time divided by

         1.138 (with any resultant fraction of a cent per share rounded to the nearest whole cent).









                                   ARTICLE III

                                  EFFECTIVE TIME

                   3.1  Date of the Merger.  The day on which the Merger

         is to take place (the "Merger Date") will be the later of (a)

         August 15, 1997, and (b) the business day after the first day on which all the conditions in Paragraphs 6.1 and 6.2 (other than delivery of officers certificates and opinions of counsel,

         which will continue to be conditions until they are delivered on the Merger Date) have been satisfied or waived.  The Merger

         Date may be changed with the consent of Greystone and Lennar.

         For the purposes of this Paragraph, a "business day" is a day on which certificates of merger may be filed with the Secretary of State of Delaware.

                   3.2  Execution of Certificate of Merger.  If all the

         conditions in Article VI are satisfied or waived, on the Merger

         Date, (a) Greystone will execute a certificate of merger (the

         "Certificate of Merger") substantially in the form of Exhibit

         3.2 and cause the Certificate of Merger to be filed with the

         Secretary of State of Delaware on the Merger Date or as soon after that date as is practicable.

                   3.3  Effective Time of the Merger.  The Merger will

         become effective at 11:59 P.M. on the day when the Certificate of Merger is filed with Secretary of State of Delaware or at such other time as may be specified in the Certificate of

         Merger (that being the "Effective Time").



                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES

                   4.1  Representations and Warranties of Lennar.  Len-

         nar represents and warrants to Greystone as follows:

                        (a)  Lennar is a corporation duly organized,

         validly existing and in good standing under the laws of the

         State of Delaware.









                        (b)  Lennar has all corporate power and author-

         ity necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement.  All corporate actions necessary to authorize Lennar to enter into this Agreement and to carry out the transactions contemplated by it, other than the approval by the stockholders of Lennar contemplated by Section 6.2(f), have been taken.  The approval by the Board of Directors of Lennar of this Agreement and of an agreement dated the same day as this Agreement with Warburg,

         Pincus Investors L.P. (the "Warburg Voting Agreement"), consti-

         tute approval sufficient so that neither Greystone nor any record or beneficial owner of stock of Greystone will be sub-

         ject to the prohibitions of Section 203 of the GCL with regard to Lennar or the Surviving Corporation.  This Agreement has

         been duly executed by Lennar and is a valid and binding agree-

         ment of Lennar, enforceable against Lennar in accordance with its terms.  The Separation and Distribution Agreement, dated as of the date hereof (the "Spin Off Agreement"), by and between

         Lennar and LPC, Inc. ("LPC") is in the form of Exhibit 4.1-B,

         has been duly executed by Lennar and LPC and is a valid and binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms.

                        (c)  Except as set forth on Exhibit 4.1-C, nei-

         ther the execution or delivery of this Agreement, the Spin Off

         Agreement or the Partnership Agreement (the "Partnership Agree-

         ment") between Lennar and LPC forming Lennar Land Partners (the

         "Land Partnership") or any document to be delivered in ac-

         cordance with this Agreement, the Spin Off Agreement or the

         Partnership Agreement, nor the consummation of the transactions contemplated by this Agreement, the Spin Off Agreement or the

         Partnership Agreement or by any document to be delivered in accordance with this Agreement, the Spin Off Agreement or the

         Partnership Agreement will (i) violate, result in a breach of,

         or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, the

         Certificate of Incorporation or by-laws of Lennar or any of its subsidiaries or (ii) violate, result in a breach of,









         constitute a default under, or result in the acceleration of any obligation under, or the creation of a lien, pledge,

         security interest or other encumbrance on the assets or

         properties of Lennar or any of its subsidiaries or on the

         assets or properties of the Surviving Corporation or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any agreement,

         lease, contract, note, mortgage, indenture, arrangement or other obligation of Lennar or any of its subsidiaries (the

         "Lennar Contracts") or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or

         nongovernmental permit or license to which Lennar or any of its subsidiaries is subject, or result in, or give rise to any right to, any change in the rights or obligations of any party under, or any rights of termination under, any of the Lennar

         Contracts, except in the case of this clause (ii) for any of the foregoing that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect (as defined below) on Lennar.

                        (d)  Lennar and each of its subsidiaries is

         qualified to do business as a foreign corporation in each ju-

         risdiction in which it is required to be qualified, except ju-

         risdictions in which the failure to qualify, in the aggregate,

         would not have a Material Adverse Effect upon Lennar.  As used in this Agreement, the term "Material Adverse Effect" upon a company means a material adverse effect on (a) the business,

         operations, results of operations, properties, assets, li-

         abilities or condition (financial or otherwise) of the company and its subsidiaries on a consolidated basis or (b) the ability of the company to consummate the transactions contemplated by this Agreement or the Spin Off Agreement in accordance with their respective terms.  Whenever the term Material Adverse

         Effect (or another qualification as to materiality) is used with respect to Lennar, that term will refer to Lennar and the other companies referred to in the Separation Agreement as the

         Lennar Companies (together the "Lennar Companies") rather than to Lennar as constituted on the date of this Agreement.









                        (e)  The only authorized stock of Lennar is

         100,000,000 shares of Lennar common stock, 30,000,000 shares of

         Lennar class B stock, and 500,000 shares of preferred stock,

         par value $10 per share.  At the date of this Agreement, the only outstanding stock of Lennar is 26,060,775 shares of Lennar common stock and 9,966,631 shares of Lennar class B stock.  All outstanding shares of Lennar common stock and Lennar class B stock are, and all shares which may be issued prior to the Ef-

         fective Time upon exercise of any outstanding options will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.  Except as set forth in Exhibit 4.1-E or expressly contemplated by this

         Agreement, there are no outstanding options, warrants or rights to purchase or acquire from Lennar any capital stock of Lennar,

         there are no existing registration covenants or transfer or voting restrictions with respect to outstanding shares of Len-

         nar Stock, and there are no convertible or exchangeable securi-

         ties or other contracts, commitments, agreements, understand-

         ings, arrangements or restrictions by which Lennar is bound to issue any additional shares of its capital stock or other secu-

         rities.

                        (f)  Except as shown on Exhibit 4.1-F, no no-

         tices, reports or other filings are required to be made by Len-

         nar or any of its subsidiaries with, nor are any consents, reg-

         istrations, approvals, permits or authorizations required to be obtained by Lennar from, any governmental or regulatory author-

         ity, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execu-

         tion, delivery or performance of its obligations under this

         Agreement, the Spin Off Agreement and the Partnership Agreement

         and the consummation by Lennar of the transactions contemplated by this Agreement, the Spin Off Agreement and the Partnership

         Agreement, the failure to make or obtain any or all of which,

         individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Lennar or enable any person to enjoin or prevent or materially delay consummation of the

         transactions contemplated by this Agreement.









                        (g)  Except as shown on Exhibit 4.1-G, Lennar

         owns all the outstanding shares of, or other equity interests in, each of the corporations and other entities of which Lennar owns directly or indirectly 50% or more of the equity (each corporation or other entity of which a company owns directly or indirectly 50% or more of the equity being a "subsidiary" of the company).  Each subsidiary of Lennar which is a corporation is duly organized, validly existing and in good standing under the laws of its state of incorporation.  All outstanding shares of stock of Lennar's subsidiaries owned by Lennar or any of its subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

         Except as shown on Exhibit 4.1-G hereto, there are no outstand-

         ing options, warrants or rights to purchase or acquire from

         Lennar or any of its subsidiaries any capital stock of any of

         Lennar's subsidiaries, there are no existing registration cov-

         enants or transfer or voting restrictions with respect to out-

         standing securities of any of Lennar's subsidiaries, and there are no convertible or exchangeable securities or other con-

         tracts, commitments, agreements, understandings, arrangements or restrictions by which any of Lennar's subsidiaries are bound to issue any additional shares of their capital stock or other equity securities.

                        (h)  Since December 1, 1993, Lennar has filed

         with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (including all exhib-

         its, post-effective amendments and supplements thereto) re-

         quired to be filed by it under each of the Securities Act of

         1933, as amended (the "Securities Act"), the Securities Ex-

         change Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations promulgated thereunder (the

         "Lennar SEC Reports"), all of which, as amended if applicable,

         complied when filed in all material respects with all ap-

         plicable requirements of the appropriate act and the rules and regulations thereunder.  As of their respective dates, the Len-

         nar SEC Reports did not contain any untrue statement of a mate-

         rial fact or omit to state a material fact required to be

         stated therein or necessary to make the statements therein, in the light of the









         circumstances under which they were made, not misleading.  The audited consolidated financial statements and unaudited interim consolidated financial statements of Lennar included in the

         Lennar SEC Reports have been prepared in accordance with

         generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Lennar and its subsidiaries at their respective dates and the results of their operations and

         changes in financial position for the periods to which they relate, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

                        (i)  Except as reflected on the balance sheet

         contained in Lennar's Annual Report on Form 10-K for the year ended November 30, 1996 (the "Lennar 1996 Balance Sheet"), or

         the balance sheet summarized in Lennar's Report on Form 10-Q for the period ended February 28, 1997 (the "Lennar Interim

         Balance Sheet"), neither Lennar nor any of its subsidiaries have any liabilities or obligations (whether known or unknown,

         due or to become due, absolute, accrued, contingent or other-

         wise) of any nature, except liabilities, obligations or contin-

         gencies which (i) arose after the date of the Lennar Interim

         Balance Sheet, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Lennar,

         and were incurred in the ordinary course of business consistent with past practices, (ii) arose on or before the date of the

         Lennar Interim Balance Sheet and were not required by GAAP to be reflected on the Lennar 1996 Balance Sheet or the Lennar

         Interim Balance Sheet, (iii) are liabilities of companies which will be subsidiaries of LPC at the time of the Spin-Off and for which neither Lennar nor any of its subsidiaries will be prima-

         rily or contingently liable after the Spin-Off, or (iv) are being assumed by LPC pursuant to the Assignment and Assumption

         Agreement to be delivered by LPC in accordance with the Spin

         Off Agreement (the "Assumption Agreement") and for which LPC will indemnify Lennar and its subsidiaries under the Assumption

         Agreement.









         Since February 28, 1997, Lennar has made all disclosures about its activities and financial condition required by the

         Securities Exchange Act of 1934 and the rules under that Act.

                        (j)  Since February 28, 1997, there has not been

         any material adverse change in the financial condition or re-

         sults of operations of Lennar and its subsidiaries engaged in the Homebuilding Business compared with the financial condition of Lennar and those subsidiaries at February 28, 1997 or the consolidated results of operations of Lennar and those subsid-

         iaries for the same period of the prior year.  Since November

         30, 1996, the business of the Lennar Companies has been con-

         ducted in the ordinary course consistent with past practice,

         except that Lennar (i) has entered into the Spin Off Agreement and as contemplated thereby has taken steps to prepare to di-

         vide its businesses into (A) its homebuilding business (includ-

         ing development of land for residential building and sale of residential lots), its business of supplying security systems,

         water, power, cable and other utilities and services to home-

         buyers and homeowners, its business of maintaining common areas for homeowners and the portion of its financial services busi-

         ness relating to providing financing to residential home pur-

         chasers (both of homes sold by Lennar subsidiaries and of homes sold by others) and homeowners, servicing residential mort-

         gages, providing or obtaining title insurance for homebuyers,

         providing closing services to homebuyers and investing in secu-

         rities backed by pools of residential mortgages (together the

         "Homebuilding Business") and (B) its managed assets business and the portion of its financial services business relating to acquiring and managing commercial and multi-family rental real estate, acquiring portfolios of commercial mortgage loans or of real estate assets acquired through foreclosures of mortgage loans, constructing office buildings and other commercial or industrial buildings, purchasing mortgage backed securities and real estate backed securities, acting as servicer or special servicer with regard to commercial mortgage pools and providing financing to homebuilders and land developers (the "Asset Man-

         agement Business"), and distribute the Asset Management Busi-

         ness to its stockholders (the division of









         Lennar's businesses into the Homebuilding Business and the

         Asset Management Business and the distribution of the Asset

         Management Business to Lennar's stockholders being the "Spin-

         Off") and (ii) has taken steps to prepare to form the Land

         Partnership pursuant to the Partnership Agreement, which will be in the form of Exhibit 4.1-J(1) (except as otherwise

         consented to by Greystone) and to transfer to the Land

         Partnership all of the assets listed on Exhibit 4.1-J(2), other than assets which have been disposed of in the ordinary course of business.  Since November 30, 1996, there have not been, and there are not, any events, casualties, losses, circumstances or occurrences, other than occurrences affecting the homebuilding industry in the United States of America  generally, which,

         individually or in the aggregate, have resulted, or could

         reasonably be expected to result, in a Material Adverse Effect on Lennar.

                        (k)  The pro forma balance sheet and statement

         of income of Lennar and its subsidiaries at November 30, 1996 and for the year ended on that date which are included in Ex-

         hibit 4.1-K (the "Pro Forma Lennar Financial Statements") were prepared in accordance with GAAP consistently applied, based upon the assumptions set forth in the notes to the Pro Forma

         Lennar Financial Statements, and based upon those assumptions fairly present the financial condition and results of opera-

         tions of the Homebuilding Business at the dates, and for the periods, to which they relate, subject to possible audit ad-

         justments which will not materially reduce the total assets or net assets shown on the balance sheet, or the total revenues or net income shown on the statement of income, included in the

         Pro Forma Lennar Financial Statements.

                        (l)  The assets of Lennar and its subsidiaries

         after the Spin-Off (the "Homebuilding Assets") will constitute,

         in the aggregate, all of the assets, properties and rights used in or necessary to the conduct of the Homebuilding Business after the Spin-Off in a manner consistent with past practice,

         as it is currently being conducted and as Lennar contemplates that it will be conducted (except to the extent the Homebuild-

         ing Business will in the future include the









         operations of Greystone).  At the Effective Time, Lennar will have good and valid title to a 50% general partner's interest in the Land Partnership, which it will own free and clear of any liens, charges, pledges, security interests or other

         encumbrances or imperfections or defects in title.  The fact that after the Merger Date Lennar or its subsidiaries may be primarily or contingently liable for indebtedness of or assumed by LPC or its subsidiaries for which the Surviving Corporation and its subsidiaries will be entitled to indemnification from

         LPC will not prevent the Surviving Corporation from obtaining the financing it will require to conduct the Homebuilding

         Business of Lennar and the business of Greystone as they are being conducted at the date of this Agreement and as Lennar contemplates they will be conducted after the Merger.

                        (m)  Lennar and its subsidiaries at all times

         have complied, and currently do comply, in the conduct of their respective businesses, with all applicable federal, state, lo-

         cal and foreign statutes, laws, regulations, ordinances, rules,

         judgments, orders or decrees, except where the failure to com-

         ply would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Lennar.  Each of Lennar and each of its subsidiaries engaged in the Homebuilding Business (Len-

         nar and those subsidiaries collectively being the "Homebuilding

         Companies") has all permits, licenses, certificates of author-

         ity, orders, and approvals of, and has made all filings, ap-

         plications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit Lennar or such subsidiary to carry on its busi-

         ness as it is presently conducted, except for such permits,

         licenses, certificates, orders, filings, applications and reg-

         istrations, with respect to which the failure so to have or make would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Lennar.

                        (n)  Lennar and its subsidiaries have (i) duly

         filed with the appropriate governmental authorities all Tax

         Returns (as defined below) required to be filed by them (taking account of all extensions which have been obtained) other than those Tax Returns the failure









         of which to file would not in the aggregate have a Material

         Adverse Effect on Lennar, and such Tax Returns are true,

         correct and complete in all material respects, except to the extent of items which may be disputed by applicable taxing authorities, but for which there is substantial authority to support the positions taken by Lennar or its subsidiary, and

         (ii) duly paid in full or made adequate provision in accordance with GAAP for the payment of all Taxes (as defined below) for all past and current periods.  The liabilities and reserves for

         Taxes reflected in the Lennar Interim Balance Sheet cover all

         Taxes for all periods ending at or prior to the date of such balance sheet and have been determined in accordance with GAAP and there is no material liability for Taxes for any period beginning after the date of the Interim Balance Sheet other than Taxes arising in the ordinary course of business.  There are no material liens for Taxes upon any property or assets of

         Lennar or any subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and adequately reserved against in accordance with GAAP.  There are no

         unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal

         Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of Lennar or any of its

         subsidiaries which, singly or in the aggregate, would

         reasonably be expected to have a Material Adverse Effect on

         Lennar.  Except as shown on Exhibit 4.1-N, neither Lennar nor any of its subsidiaries has waived any statute of limitations in respect of a material amount of Taxes or agreed to any

         extension of time with respect to a material Tax assessment or deficiency other than waivers and extensions which are no

         longer in effect.  Neither Lennar nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or

         indirectly, a wholly owned subsidiary of Lennar, other than the

         Spin Off Agreement. Neither Lennar nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.  For purposes of this Agreement,

         the term "Taxes" shall mean all taxes, including,









         without limitation, income, gross receipts, excise, property,

         sales, withholding, social security, occupation, use, service,

         license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import,

         export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state,

         local or foreign government or subdivision or agency thereof,

         whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest,

         fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees,

         levies or other assessments.  For purposes of this Agreement,

         the term "Tax Return" shall mean any return, report or other document required to be supplied to a taxing authority in

         connection with Taxes.

                        (o)  Except as set forth on Schedule 4.1-O,

         there are no claims, actions, injunctions, suits, arbitration proceedings, governmental investigations or other legal or ad-

         ministrative proceedings, or any orders, decrees, writs, or judgments ("Proceedings") pending, in progress or in effect or,

         to the knowledge of Lennar, threatened (i) against or affecting

         Lennar, any of its subsidiaries or any of their respective properties or assets, or (ii) relating to or affecting the transactions contemplated by this Agreement or the Spin-Off,

         except to the extent such Proceedings, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on

         Lennar.

                        (p)  Exhibit 4.1-P(1) is a complete list of all

         unions which represent any employees of Lennar or any of the other Homebuilding Companies.  No union is attempting to orga-

         nize or otherwise become the bargaining representative for any employees of Lennar or any of the other Homebuilding Companies.

         Exhibit 4.1-P(2) is a complete list of (i) all written agree-

         ments and plans, including written employment agreements (other than employment agreements calling for salaries of less than

         $100,000 per year with terms of not more than two years) and including "employee benefit plans," as that term is defined in the Employee









         Retirement Income Security Act of 1974, as amended ("ERISA"),

         to which Lennar or any of the other Homebuilding Companies is a party under which it is providing compensation, retirement benefits or other benefits to employees and (ii) all agreements or other commitments by Lennar or any other of the Homebuilding

         Companies to provide post-retirement medical benefits or other post-employment benefits to employees or former employees.

         Except as shown on Exhibit 4.1-P(2), (v) each employee benefit plan listed on Exhibit 4.1-P(2) which is intended to be

         qualified under Section 401 of the Code is qualified under that

         Section, (w) each employee benefit plan listed on Exhibit

         4.1-P(2) has been maintained in all material respects in

         accordance with its terms and any applicable provisions of

         ERISA or the Code, (x) no plan listed on Exhibit 4.1-P(2) is a

         "defined benefit plan," as that term is defined in ERISA, (y)

         neither Lennar nor any other of the Homebuilding Companies is an "employer" or part of a "single employer," as those terms are used in ERISA or the Code, with regard to any benefit plan not listed on Exhibit 4.1-P(2) and (z) no plan listed on

         Exhibit 4.1-P(2) has an unfunded benefit liability, as that term is used in ERISA.

                        (q)  Except as set forth on Exhibit 4.1-Q and

         except for such matters that, individually or in the aggregate,

         would not reasonably be expected to have a Material Adverse

         Effect on Lennar, (i) Lennar and its subsidiaries are in com-

         pliance with all applicable Environmental Laws (as defined be-

         low), and (ii) neither Lennar nor any of its subsidiaries has any outstanding notices, demand letters or requests for infor-

         mation from any Governmental Entity or any third party indicat-

         ing that Lennar or any of its subsidiaries may be in violation of, or liable under, any Environmental Law, and none of Lennar,

         its subsidiaries or its properties are subject to any court order, administrative order or decree arising under any Envi-

         ronmental Law. As used in this Agreement, "Environmental Law"

         means (i) any federal, state, foreign or local law, statute,

         ordinance, rule, regulation, code, license, permit, authoriza-

         tion, approval, consent, common law legal doctrine, order,

         judgment, decree, injunction, requirement or agreement with any government entity, (x) relating to the protection, preservation or restoration of the









         environment (including, without limitation, air, water vapor,

         surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other

         natural resource) or to human health or safety, or (y) the exposure to, or the use, storage,.recycling, treatment,

         generation, transportation, processing, handling, labeling,

         production, release or disposal of Hazardous Substances, in each case as amended and as now in effect.  "Hazardous

         Substance" means any substance presently listed, defined,

         designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law,

         whether by type or by quantity, including any substance

         containing any such substance as a component.

                        (r)  Each of the representations and warranties

         of any party set forth in the Spin-Off Agreement are true and correct in all material respects.

                        (s)  Lennar has received commitments (the "Loan

         Commitments") from First National Bank of Chicago relating to the financing of the Surviving Corporation and the Land Part-

         nership following the Effective Time, true and correct copies of which have been delivered to Greystone prior to the date of this Agreement.

                   4.2  Representations and Warranties of Greystone.

         Greystone represents and warrants to Lennar as follows:

                        (a)  Greystone is a corporation duly organized,

         validly existing and in good standing under the laws of the

         State of Delaware.

                        (b)  Greystone has all corporate power and au-

         thority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement.  All corporate actions necessary to authorize Greystone to enter into this Agreement and to carry out the transactions contem-

         plated by it, other than approval by the stockholders of Grey-

         stone, have been taken.  The approval by the Board of Directors of Greystone of this Agreement and a Miller Agreement Regarding

         Merger dated the same day as this Agreement constitute approval sufficient that neither Lennar nor any record or beneficial owner of stock of









         Lennar will be subject to the prohibitions of Section 203 of the GCL with regard to Greystone or the Surviving Corporation.

         This Agreement has been duly executed by Greystone and is a valid and binding agreement of Greystone, enforceable against

         Greystone in accordance with its terms.

                        (c)  Except as set forth on Exhibit 4.2-C, nei-

         ther the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this

         Agreement or by any document to be delivered in accordance with this Agreement will (i) violate, result in a breach of, or con-

         stitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Certifi-

         cate of Incorporation or by-laws of Greystone, or any of its subsidiaries or (ii) violate, result in a breach of, constitute a default under, or result in the acceleration of any obliga-

         tion under, or the creation of a lien, pledge, security inter-

         est or other encumbrance on the assets or properties of Grey-

         stone or any of its subsidiaries or on the assets or properties of the Surviving Corporation or any of its subsidiaries (with or without the giving of notice, the lapse of time or both)

         pursuant to, any provision of any agreement, lease, contract,

         note, mortgage, indenture, arrangement or other obligation of

         Greystone or any of its subsidiaries (the "Greystone Con-

         tracts") or any law, rule, ordinance or regulation or judgment,

         decree, order, award or governmental or nongovernmental permit or license to which Greystone or any of its subsidiaries is subject, or result in, or give rise to any right to, any change in the rights or obligations of any party under, or any rights of termination under, any of the Greystone Contracts, except in the case of this clause (ii) for any of the foregoing that in-

         dividually or in the aggregate are not reasonably likely to have a Material Adverse Effect on Greystone.

                        (d)  Greystone and each of its subsidiaries is

         qualified to do business as a foreign corporation in each ju-

         risdiction in which it is required to be qualified, except









         jurisdictions in which the failure to qualify, in the

         aggregate, would not have a Material Adverse Effect on

         Greystone.

                        (e)  The only authorized stock of Greystone is

         35,000,000 shares of Greystone common stock and 5,000,000

         shares of preferred stock.  At the date of this Agreement, the only outstanding stock of Greystone is 14,959,741 shares of

         Greystone common stock.  All outstanding shares of Greystone common stock are, and all shares which may be issued prior to the Effective Time as a result of the Stock Dividend or upon exercise of any outstanding options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.  Except as set forth in

         Exhibit 4.2-E, there are no outstanding options, warrants or rights to purchase or acquire (other than through the Stock

         Dividend) from Greystone any capital stock of Greystone, there are no existing registration covenants or transfer or voting restrictions with respect to outstanding shares of Greystone stock, and there are no convertible or exchangeable securities or other contracts, commitments, agreements, understandings,

         arrangements or restrictions by which Greystone is bound to issue any additional shares of its capital stock or other secu-

         rities.

                        (f)  Except as shown on Exhibit 4.2-F, no no-

         tices, reports or other filings are required to be made by

         Greystone or any of its subsidiaries with, nor are any con-

         sents, registrations, approvals, permits or authorizations re-

         quired to be obtained by Greystone from, any Governmental En-

         tity in connection with the execution, delivery or performance of its obligations under this Agreement or the consummation by

         Greystone of the transactions contemplated by this Agreement,

         the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material

         Adverse Effect on Greystone or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated by this Agreement.









                        (g)  Except as shown on Exhibit 4.2-G, Greystone

         owns all the outstanding shares of, or other equity interests in, each of its subsidiaries.  Each subsidiary of Greystone which is a corporation is duly organized, validity existing and in good standing under the laws of its state of incorporation.

         All outstanding shares of stock of Greystone's subsidiaries owned by Greystone or any of its subsidiaries are duly autho-

         rized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.  Except as shown on Exhibit

         4.2-G, there are no outstanding options, warrants or rights to purchase or acquire from Greystone or any of its subsidiaries any capital stock of any of Greystone's subsidiaries, there are no existing registration covenants or transfer or voting re-

         strictions with respect to outstanding securities of any of

         Greystone's subsidiaries, and there are no convertible or ex-

         changeable securities or other contracts, commitments, agree-

         ments, understandings, arrangements or restrictions by which any of Greystone's subsidiaries are bound to issue any ad-

         ditional shares of their capital stock or other equity securi-

         ties.

                        (h)  Since June 20, 1996, Greystone has filed

         with the SEC all forms, statements, reports and documents (in-

         cluding all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securi-

         ties Act, the Exchange Act  and the respective rules and regu-

         lations promulgated thereunder (the "Greystone SEC Reports"),

         all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, when the Greystone SEC Reports were filed with the SEC, they did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein,

         in the light of the circumstances under which they were made,

         not misleading.  The audited consolidated financial statements and unaudited interim consolidated financial statements of

         Greystone included in the Greystone SEC Reports have been pre-

         pared in accordance with GAAP applied on a consistent basis

         (except as









         may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of

         Greystone and its subsidiaries at their respective dates and the results of their operations and changes in financial

         position for the periods to which they relate, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

                        (i)  Except as reflected on the balance sheet

         contained in Greystone's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Greystone 1996 Balance

         Sheet"), or the balance sheet summarized in Greystone's Report on Form 10-Q for the period ended March 31, 1997 (the "Grey-

         stone Interim Balance Sheet"), neither Greystone nor any of its subsidiaries have any liabilities or obligations (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies which (i) arose after the date of the Greystone

         Interim Balance Sheet, would not, individually or in the ag-

         gregate, be reasonably likely to have a Material Adverse Effect on Greystone, and which were incurred in the ordinary course of business consistent with past practices, or (ii) arose on or before the date of the Greystone Interim Balance Sheet and were not required by GAAP to be reflected on the Greystone 1996 Bal-

         ance Sheet or the Greystone Interim Balance Sheet.  Since March

         31, 1997, Greystone has made all disclosures about its activi-

         ties and financial condition required by the Exchange Act and the rules under that Act.

                        (j)  Since March 31, 1997, (i) there has not

         been any material adverse change in the consolidated financial condition or results of operations of Greystone and its subsid-

         iaries compared with the consolidated financial condition of

         Greystone and its subsidiaries at March 31, 1997, as shown in the Greystone SEC Reports, or the consolidated results of op-

         erations of Greystone and its subsidiaries for the same period of the prior year, (ii) Greystone and its subsidiaries have conducted their businesses in the ordinary course and in the same









         manner in which they were conducted prior to March 31, 1997 and

         (iii) there have not been, and there are not, any events,

         casualties, losses, circumstances or occurrences, other than occurrences affecting the homebuilding industry in the United

         States of America generally, which, individually or in

         aggregate, have resulted, or could reasonably be expected to result, in a Material Adverse Effect on Greystone.

                        (k)  The assets of Greystone and its subsidiar-

         ies on the Merger Date will constitute, in the aggregate, all of the assets, properties and rights used in or necessary to the conduct of their business as it is currently being con-

         ducted or as Greystone contemplates that it will be conducted

         (except to the extent it will incorporate Lennar's homebuilding operations into its future conduct).

                        (l)  Greystone and its subsidiaries at all times

         have complied, and currently do comply, in the conduct of their respective businesses, with all applicable federal, state, lo-

         cal and foreign statutes, laws, regulations, ordinances, rules,

         judgments, orders or decrees, except where the failure to com-

         ply would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Greystone.  Each of Greystone and

         each of its subsidiaries has all permits, licenses, certifi-

         cates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state,

         local, and foreign governmental or regulatory bodies that are required in order to permit Greystone or such subsidiary to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applica-

         tions and registrations, with respect to which the failure so to have or make would not reasonably be expected, in the ag-

         gregate, to have a Material Adverse Effect on Greystone.

                        (m)  Greystone and its subsidiaries have (i)

         duly filed with the appropriate governmental authorities all

         Tax Returns required to be filed by them (taking account of all extensions which have been obtained) other than those Tax Re-

         turns the failure of which to file would not in the aggregate have a Material Adverse Effect on Greystone, and such Tax









         Returns are true, correct and complete in all material

         respects, except to the extent of items which may be disputed by applicable taxing authorities, but for which there is

         substantial authority to support the positions taken by

         Greystone or its subsidiary, and (ii) duly paid in full or made adequate provision in accordance with GAAP for the payment of all Taxes (as defined below) for all past and current periods.

         The liabilities and reserves for Taxes reflected in the

         Greystone Interim Balance Sheet cover all Taxes for all periods ending at or prior to the date of such balance sheet and have been determined in accordance with GAAP and there is no

         material liability for Taxes for any period beginning after the date of the Greystone Interim Balance Sheet other than Taxes arising in the ordinary course of business.  There are no

         material liens for Taxes upon any property or assets of

         Greystone or any subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and adequately reserved against in accordance with GAAP.  There are no

         unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of Lennar or any of its subsidiaries which, singly or in the aggregate, would reasonably be expected to have a Material

         Adverse Effect on Greystone.  Except as shown on Exhibit 4.2-M,

         neither Greystone nor any of its subsidiaries has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to a material

         Tax assessment or deficiency other than waivers and extensions which are no longer in effect.  Neither Greystone nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing or Taxes with any entity that is not,

         directly or indirectly, a wholly owned subsidiary of Greystone.

         Neither Greystone nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any or them, filed a consent to the application of Section

         341(f) of the Code.

                        (n)  Except as set forth on Exhibit 4.2-N, there

         are no Proceedings pending, in progress or in effect or, to the knowledge of Greystone, threatened (i) against or









         affecting Greystone, any of its subsidiaries or any of their respective properties or assets, or (ii) relating to or

         affecting the transactions contemplated by this Agreement,

         except to the extent such Proceedings, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on

         Greystone.

                        (o)  Exhibit 4.2-O(1) is a complete list of all

         unions which represent any employees of Greystone or any of its subsidiaries.  No union is attempting to organize or otherwise become the bargaining representative for any employees of Grey-

         stone or any of its subsidiaries.  Exhibit 4.2-O(2) is a com-

         plete list of (i) all written agreements and plans, including written employment agreements (other than employment agreements calling for salaries of less than $100,000 per year with terms of not more than two years) and including "employee benefit plans," as that term is defined in the ERISA, to which Grey-

         stone or any of its subsidiaries is a party under which it is providing compensation, retirement benefits or other benefits to employees and (ii) all agreements or other commitments by

         Greystone or any of its subsidiaries to provide post-retirement medical benefits or other post-employment benefits to employees or former employees.  Except as shown on Exhibit 4.2-O(2), (v)

         each employee benefit plan listed on Exhibit 4.2-O(2) which is intended to be qualified under Section 401 of the Code is

         qualified under that Section, (w) each employee benefit plan listed on Exhibit 4.2-O(2) has been maintained in all material respects in accordance with its terms and any applicable provi-

         sions of ERISA or the Code, (x) no plan listed on Exhibit

         4.2-O(2) is a "defined benefit plan," as that term is defined in ERISA, (y) neither Greystone nor any of its subsidiaries is an "employer" or part of a "single employer," as those terms are used in ERISA or the Code, with regard to any benefit plan not listed on Exhibit 4.2-O(2) and (z) no plan listed on Ex-

         hibit 4.2-O(2) has an unfunded benefit liability, as that term is used in ERISA.

                        (p)  Except as set forth on Exhibit 4.2-P hereto

         and except for such matters that, individually or in the ag-

         gregate, would not reasonably be expected to have a









         Material Adverse Effect on Greystone, (i) Greystone and its

         subsidiaries are in compliance with all applicable

         Environmental Laws, and (ii) neither Greystone nor any of its subsidiaries has any outstanding notices, demand letters or requests for information from any Governmental Entity or any third party indicating that Greystone or any of its

         subsidiaries may be in violation of, or liable under, any

         Environmental Law, and none of Greystone, its subsidiaries or their respective properties are subject to any court order,

         administrative order or decree arising under any Environmental

         Law.

                   4.3  Termination of Representations and Warranties.

         The representations and warranties in Paragraphs 4.1, 4.2 and

         8.1 will terminate at the Effective Time, and, except as may be contemplated by the Separation Agreement, neither Lennar nor

         Greystone, nor any of their respective stockholders will have any rights or claims as a result of any of those representa-

         tions and warranties (or any related certificates) after the

         Effective Time.



                                    ARTICLE V

                           ACTIONS PRIOR TO THE MERGER

                   5.1  Activities Until Effective Time.  From the date

         of this Agreement to the Effective Time, each of Lennar and

         Greystone will, and will cause each of its subsidiaries to,

         except with the written consent of the other of Lennar and

         Greystone:

                        (a)  Operate its business (or, as to Lennar, the

         Homebuilding Business) in the ordinary course and in a manner consistent with past practice, except to the extent Lennar takes steps contemplated by the Spin Off Agreement, and except to the extent Lennar transfers to the Land Partnership the as-

         sets described on Exhibit 4.1-J(2), other than assets which have been disposed of in the ordinary course of business.

                        (b)  Take all reasonable steps available to them

         to maintain the goodwill of Lennar's Homebuilding Business and

         Greystone's business and the continued employment









         of the executives and other employees engaged in those

         businesses and to maintain good relationships with all vendors,

         suppliers, contractors and others with which Lennar or

         Greystone, as the case may be, conducts business.

                        (c)  At its expense, maintain all its assets

         (or, as to Lennar, all the Homebuilding Assets) in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other unavoidable casualty (in which cases replacement of such assets shall take place consistent with past practice).

                        (d)  Not make any borrowings other than (i) bor-

         rowings in the ordinary course of business with respect to ac-

         tivities in states in which it is doing business on the date of this Agreement consistent in nature and amount with its past practices, (ii) as to Lennar, borrowings under the arrangements which are the subject of the Loan Commitments (or other ar-

         rangements approved by Greystone) to refinance its current credit lines and to effect the anticipated capitalization of the Asset Management Business and the Land Partnership, (iii)

         as to Lennar, liabilities which will be liabilities of the As-

         set Management Business after the Spin-Off and with respect to which neither the Surviving Corporation nor any of its subsid-

         iaries will have any obligations after the Spin-Off and the

         Merger and (iv) as to Greystone, refinancings of its existing credit facilities.

                        (e)  Not make, or enter into contractual commit-

         ments to make, any capital expenditures, loans or advances,

         except in each case (i) in the ordinary course of business with respect to activities in states in which it is doing business on the date of this Agreement consistent in nature and amount with its past practices or (ii) as to Lennar, commitments which will be obligations of the Asset Management Business after the

         Spin-Off and as to which neither the Surviving Corporation nor any of its subsidiaries will have any obligations after the

         Spin-Off and the Merger.









                        (f)  Not directly or indirectly redeem, pur-

         chase, repurchase or otherwise acquire any shares of its capi-

         tal stock, and not set aside, declare or pay any dividends, or make any other distributions or repayments of debt to its

         stockholders, other than (i) payments by wholly owned subsid-

         iaries of Lennar to Lennar or other wholly owned subsidiaries of Lennar, (ii) regular quarterly dividends on regularly sched-

         uled payment dates by Lennar not higher than the per share quarterly dividends it declared on April 8, 1997, (iii) distri-

         butions by Lennar pursuant to the Spin Off Agreement, (iv) pay-

         ments by subsidiaries of Greystone to Greystone or other sub-

         sidiaries which are wholly owned by Greystone, (v) payments by subsidiaries of Lennar to Lennar or other subsidiaries which are wholly owned by Lennar and (vi) in the case of Greystone,

         in connection with the Stock Dividend.

                        (g)  Not make any loans or advances (other than

         advances for travel and other normal business expenses) to, or enter into any material agreements or arrangements with, stock-

         holders, directors, officers or employees or to any "affiliate"

         (other than a subsidiary) or "associate", of any of the forego-

         ing (as such terms are defined in Rule 12(b)-2 promulgated un-

         der the Exchange Act).

                        (h)  Maintain its books of account and records

         in the usual manner, in accordance with GAAP applied on a con-

         sistent basis, subject to normal year-end adjustments and ac-

         cruals and not make any change in any accounting methods or systems of internal accounting controls, except as may be ap-

         propriate to conform to changes in GAAP or as may be necessary to give effect to the Spin Off.

                        (i)  Comply in all material respects with all

         applicable laws, rules and regulations of Governmental Enti-

         ties.

                        (j)  Not purchase, acquire, sell, dispose,

         pledge, mortgage or otherwise encumber any property or assets or engage in any activities or transactions, except in the or-

         dinary course of business in states in which it is doing busi-

         ness on the date of this Agreement









         and consistent with past practice or, with respect to Lennar,

         as is necessary to consummate the Spin-Off or create the Land

         Partnership.

                        (k)  Not enter into or amend any employment,

         severance or similar agreements or arrangements with any of its, or its subsidiaries, directors, officers or employees, or grant any salary or wage increase or increase any employee ben-

         efit (including incentive or bonus payments), except for (i)

         normal individual increases in compensation to employees who are not officers or directors in the ordinary course of busi-

         ness consistent with past practice, (ii) other changes as are provided for herein or as may be required by law or to satisfy contractual obligations existing as of the date hereof, (iii)

         additional grants of awards to newly hired employees consistent with past practice, or (iv) as to Lennar, modifications to em-

         ployee stock options and other changes to benefit plans which are permitted by subparagraph (l) or (v) as to Greystone,

         changes to benefit plans described on Exhibit 5.1-K.

                        (l)  Except as contemplated hereby, not enter

         into or amend (except as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase,

         savings, profit sharing, deferred compensation, consulting,

         bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder, except, (i) as to Lennar, amendments to employee stock options and other changes to plans or arrange-

         ments which are necessary, or which Lennar deems advisable, to take account of the Spin-Off and which, on the date the amend-

         ments or other changes take place, do not increase the excess of the aggregate market price of the shares to which they are subject over the aggregate exercise price of all the outstand-

         ing options or materially change the terms of any options (ex-

         cept, possibly, to accelerate the time when they can be exer-

         cised), and as to other plans, do not increase the total li-

         abilities









         of Lennar and its subsidiaries with regard to the plans and arrangements on the day the amendments or other changes take effect, and (ii) as to Greystone, the changes effected by

         Paragraph 2.8 or reflected on Exhibit 5.1-l.

                        (m)  Except as required or permitted by this

         Agreement, contemplated by the Spin Off Agreement or otherwise required to consummate the Spin-Off or to effect the Stock

         Dividend, not (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (ii)

         amend its Certificate of Incorporation or By-laws other than as provided in this Agreement, (iii) split, combine or reclassify its outstanding capital stock or sell issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or

         (iv) except as set forth on Exhibit 5.1-M or pursuant to op-

         tions outstanding as of the date of this Agreement, issue any shares of its capital stock or any options, warrants or rights to purchase or acquire from it any of its capital stock or is-

         sue any securities which are convertible or exchangeable into or for any of its capital stock or other equity securities or enter into any other contracts, commitments, agreements, under-

         standings, arrangements or restrictions by which it would be bound to issue any additional shares of its capital stock or other equity securities.

                        (n)  Not knowingly take any action that would

         prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, that would prevent the Spin-Off from qualifying as a tax-free distribution under

         Section 355 of the Code or that would cause any of its repre-

         sentations and warranties herein to become untrue in any mate-

         rial respect.

                        (o)  Not authorize or enter into an agreement to

         take any of the actions referred to in subparagraphs (a)

         through (n) above, except that Lennar may make commitments and incur contingent liabilities which will be obligations of the

         Asset Management Business after









         the Spin Off and with respect to which neither the Surviving

         Corporation nor its subsidiaries will have any obligations,

         after the Spin Off.

                   5.2  HSR Act Filings.  Greystone and Lennar will each

         make as promptly as practicable any filings it is required to make under the Hart-Scott-Rodino Antitrust Improvements Act of

         1976, as amended (the "HSR Act") with regard to the transac-

         tions which are the subject of this Agreement and each of them will take all reasonable steps within its control (including providing any requested information to the Federal Trade Com-

         mission and the Department of Justice) to cause the waiting periods required by the HSR Act to be terminated or to expire as promptly as practicable.  Greystone and Lennar will each provide information and cooperate in all other respects to as-

         sist the other of them in making its filing under the HSR Act.

                   5.3 Registration Statement, Proxy Statements and Stockholders' Meetings.

                        (a)  Greystone will file as promptly as practi-

         cable a registration statement (the "Registration Statement")

         on Form S-4 (or whatever other form may be applicable) with the

         Securities and Exchange Commission (the "SEC") with respect to the issuance of the shares of Common Stock and Class B Common

         Stock to be issued in the Merger and will use its best efforts to cause the Registration Statement to become effective as promptly as practicable.

                        (b)  Greystone will give lawyers, accountants

         and other representatives of Lennar reasonable access during normal business hours to all the books, records and personnel of Greystone and its subsidiaries which will be useful to as-

         sure that the disclosures about Greystone in the Registration

         Statement or in documents incorporated by reference into the

         Registration Statement are complete and accurate.

                        (c)  Lennar will (i) supply to Greystone all

         information Greystone is required to include in the Registra-

         tion Statement, including consolidated financial statements of

         Lennar and its subsidiaries at November 30, 1996 and for the three years ended on that date









         which give effect to the Spin Off and have been audited by

         Deloitte & Touche and any other required financial statements of Lennar and its subsidiaries, and in all other respects

         cooperate with Greystone in its efforts to cause the

         Registration Statement to become effective as promptly as

         practicable, including giving lawyers, accountants and other representatives of Greystone reasonable access during normal business hours to all the books, records and personnel of

         Lennar and its subsidiaries which will be useful to assure that the disclosures about Lennar in the Registration Statement or in documents incorporated by reference into the Registration

         Statement are complete and accurate, (ii) recommend to its stockholders that they vote in favor of the Merger and permit that recommendation to be described in the Registration

         Statement, except to the extent that, although Lennar's Board of Directors does not withdraw its approval of the Merger or take any other action which would prevent its stockholders from voting upon the Merger or prevent the Merger from taking place if this Agreement is adopted by Lennar's stockholders, it is required by its fiduciary duties to state that it no longer recommends the Merger, (iii) as promptly as practicable, and in any event within 10 days after the Registration Statement

         becomes effective, cause the proxy statement included in the

         Registration Statement, to be mailed to its stockholders and

         (iv) cause a meeting of its stockholders to be held not later than the 45th day after the day on which the proxy statement is mailed for the purpose of voting upon the Merger (subject to any adjournments which may be required to comply with law or with any order of a court or other governmental authority).

                        (d)  Greystone represents and warrants to Lennar

         that the information about Greystone included in the Registra-

         tion Statement will be complete and accurate in all material respects and will not include a misstatement of a material fact or omit to state a fact necessary to make the statements about

         Greystone included in the Registration Statement, in the light of  the circumstances under which they are made, not mislead-

         ing.









                        (e)  Lennar represents and warrants to Greystone

         that the information about Lennar which Lennar provides to

         Greystone for inclusion in the Registration Statement will be complete and accurate in all material respects and will not include a misstatement of a material fact or omit to state a fact necessary to make the statements included in the informa-

         tion provided by Lennar, in the light of the circumstances un-

         der which they are made, not misleading.

                        (f)  Greystone will (i) file with the SEC as

         promptly as practicable a proxy statement (which may be a joint proxy statement included in the Registration Statement) relat-

         ing to a meeting of its stockholders at which they will be asked to vote upon the Merger, (ii) use its best efforts to cause review of that proxy statement by the SEC staff to be completed as promptly as practicable, (iii) recommend to its stockholders that they vote in favor of the Merger and permit that recommendation to be described in the proxy statement,

         except to the extent that, although Greystone's Board of Direc-

         tors does not withdraw its approval of the Merger or take any other action which would prevent its stockholders from voting upon the Merger or prevent the Merger from taking place if this

         Agreement is adopted by Greystone's stockholders (other than as permitted in Paragraph 7.1(d) or (e)), it is required by its fiduciary duties to state that it no longer recommends the

         Merger, (iv) as promptly as practicable, and in any event

         within 10 days after the SEC completes its review of the proxy statement and informs Greystone that it has no further comments about the proxy statement (or, if the proxy statement is in-

         cluded in the Registration Statement, within 10 days after the

         Registration Statement becomes effective), cause the proxy statement to be mailed to its stockholders and (v) cause a meeting of its stockholders to be held not later than the 45th day after the day on which the proxy statement is mailed for the purpose of voting upon the Merger (subject to any adjourn-

         ments which may be required to comply with law or with any or-

         der of a court or other governmental authority).

                   5.4  No Solicitation of Offers; Notice of Indications

         of Interest.  (a)  Lennar and Greystone each agrees that nei-

         ther it nor any of its subsidiaries nor any of the officers or









         directors of it or its subsidiaries shall, and that it shall direct and use its best efforts to cause its and its subsidiar-

         ies' employees, agents and representatives (including any in-

         vestment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate,

         solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reor-

         ganization, share exchange, consolidation or similar transac-

         tion involving it or any other person or entity, or any pur-

         chase of, or tender offer for, all or any significant portion of any equity securities of it or any other person or entity or of all or any significant portion of the assets of it or any other person or entity on a consolidated basis (with respect to each of Lennar and Greystone, any such proposal or offer being hereinafter referred to as an "Acquisition Proposal").  Lennar and Greystone each agrees that it will promptly advise the other of the receipt of any Acquisition Proposal and of any determination by its Board of Directors regarding such pro-

         posal.  Nothing herein shall prevent any disclosure of any de-

         termination of the Board of Directors pursuant to Rule 14e-2 under the Exchange Act.

                        (b)  Notwithstanding subparagraph (a), Greystone

         may, without breaching this Agreement, in response to an Acqui-

         sition Proposal which Greystone's Board of Directors deter-

         mines, in good faith and after consultation with its indepen-

         dent financial advisor, would result (if consummated pursuant to its terms) in a transaction (an "Acquisition Transaction")

         which (i) would result in Greystone's stockholders receiving consideration (without taking account of the Warburg Voting

         Agreement) with a fair value of more than $18.50 per share, and

         (ii) is more favorable to Greystone's stockholders than the

         Merger, furnish confidential or non-public information to the person, entity or group (a "Potential Acquiror") making such

         Acquisition Proposal and enter into discussions and negotia-

         tions with such Potential Acquiror.









                   5.5  Lennar's Efforts to Fulfill Conditions.  (a)

         Lennar will, and will cause each of its subsidiaries to, use its best efforts to cause all the conditions set forth in Para-

         graph 6.1 and the condition set forth in Paragraph 6.2(h) to be fulfilled prior to or on the Merger Date, including, without limitation, the consummation of the Spin-Off, except that noth-

         ing in this Agreement will require Lennar to complete the Spin-

         Off unless Lennar receives a private letter ruling from the

         Internal Revenue Service to the effect that the Spin-Off will not result in taxes to Lennar or to its stockholders (except that the ruling may exclude from its coverage whether any taxes would be payable with respect to any payments made by LPC to

         Lennar pursuant to Section 10.1 of the Spin Off Agreement) (the

         "Tax Ruling").  Notwithstanding the foregoing, Lennar will use its best efforts to obtain the Tax Ruling and, if initially the

         IRS issues a negative private letter ruling, Lennar will take all reasonable steps to cause the IRS subsequently to issue a

         Tax Ruling.

                        (b)  Without limiting what is said in subpara-

         graph (a), Lennar will use its best efforts to cause all hold-

         ers of obligations which will be assumed by LPC under the As-

         sumption Agreement with regard to which Lennar or any subsid-

         iary which will continue to be a subsidiary of Lennar after the

         Spin-Off has any primary or contingent liability to be released from that primary or contingent liability following the Spin-

         Off.  In order to obtain that release with regard to an obliga-

         tion, Lennar will, if necessary, cause LPC directly to assume or guarantee the obligation.  However, Lennar will not take any actions in order to be released from an obligation which will interfere in any material respect with, or be adverse in any material respect to, the Homebuilding Business after the Spin-

         Off.

                        (c)  Lennar will keep Greystone advised, and

         will consult with Greystone, about Lennar's efforts to obtain,

         and its success in obtaining, the releases described in sub-

         paragraph (b) and in obtaining the consents described on Ex-

         hibit 6.1-C.









                   5.6  Greystone's Efforts to Fulfill Conditions.

         Greystone will, and will cause each of its subsidiaries to, use its best efforts to cause all the conditions set forth in Para-

         graph 6.2 and the condition set forth in Paragraph 6.1(p) to be fulfilled prior to or on the Merger Date.

                   5.7  Merger Date Audit.

                        (a)  The Surviving Corporation will prepare, as

         promptly as practicable after the Effective Time, a consoli-

         dated balance sheet of Lennar and its subsidiaries as of the

         Effective Time, giving effect to the Spin-Off (including the assignment to LPC of any amount by which the assets of Lennar's limited purpose finance subsidiaries exceed the liabilities of those subsidiaries, with the effect of eliminating that excess as an asset of Lennar (the "Finance Assignment") and reflecting

         Lennar's interest in the Land Partnership, but not giving ef-

         fect to the Merger (the "Effective Time Balance Sheet"), and will cause the Effective Time Balance Sheet to be audited by

         Deloitte & Touche.  The Surviving Corporation will cause De-

         loitte & Touche to permit Ernst & Young to observe all material aspects of the audit of the Effective Time Balance Sheet and to review the work papers prepared by Deloitte & Touche in the course of its audit of the Effective Time Balance Sheet (other than aspects of those work papers which Deloitte & Touche deems to be proprietary to it).  The customary fees and expenses of

         Deloitte & Touche and Ernst & Young shall be paid by the Sur-

         viving Corporation.

                        (b)  Promptly after the Effective Time Balance

         Sheet is available to it, the Surviving Corporation will de-

         liver a copy of the Effective Time Balance Sheet to Ernst &

         Young accompanied by a letter in which Deloitte & Touche states that if the Effective Time Balance Sheet were not changed as a result of subparagraph (c), Deloitte & Touche would issue a report, in the form attached to its letter, with regard to the

         Effective Time Balance Sheet.  Sixty days after that Effective

         Time Balance Sheet, accompanied by the letter from Deloitte &

         Touche, is delivered to Ernst & Young, it will be deemed to be the final Effective Time Balance Sheet unless, prior to such date, Ernst & Young delivers to the directors of the Surviving

         Corporation









         who are not employees or officers of the Surviving Corporation or any of its subsidiaries and are not employees, officers or directors of LPC or any of its subsidiaries (the "Independent

         Directors"), with copies to the principal financial officers of the Surviving Corporation and of LPC, a report (an "Exception

         Report") stating that, (i) the Effective Time Balance Sheet was not prepared in accordance with GAAP applied in a manner

         consistent with the way it was applied in preparing the

         financial statements included in the Lennar SEC Reports

         (including the Lennar 1996 Balance Sheet) with allocations made in a manner consistent with the way they were made in preparing the Pro Forma Lennar Financial Statements, and specifying each item in the Effective Time Balance Sheet which, in Ernst &

         Young's opinion, failed so to be in accordance with GAAP or

         (ii) factual errors were made in the preparation of the Effec-

         tive Time Balance Sheet and identifying the alleged errors and

         (iii) because of the failure to be in accordance with GAAP or the factual errors, the Lennar Effective Time Net Worth (de-

         fined below) was less than that shown on the Effective Time

         Balance Sheet, specifying the amount by which Ernst & Young believes the Lennar Effective Time Net Worth was less than that shown on the Effective Time Balance Sheet.

                        (c)  If an Exception Report is delivered to the

         Independent Directors, the Surviving Corporation will cause

         Ernst & Young and Deloitte & Touche to attempt to reach an agreement within 30 days after the Exception Report is deliv-

         ered to the Independent Directors with regard to each item specified in the Exception Report.  If Ernst & Young and De-

         loitte & Touche fail to agree within that 30 day period as to any item, the Independent Directors will retain Arthur Andersen or another nationally recognized firm of accountants agreed upon by the Independent Directors and LPC (the "Accountants"),

         at the equal expense of the Surviving Corporation and LPC, to resolve the dispute as to that item, and the determination of the Accountants as to the item will be final, binding and con-

         clusive on the parties.  If  issues in dispute are submitted to the Accountants for resolution, LPC and the Surviving Corpora-

         tion









         (under the direction of the Independent Directors) will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party  or  its

         subsidiaries (directly or through its independent public ac-

         countants), and each party will be afforded the opportunity to present to the Accountants any material relating to the deter-

         mination and to discuss the Accountants' proposed determination with the Accountants.  All determinations with respect to the foregoing on behalf of the Surviving Corporation shall require the approval of, and be made under the direction and control of, the Independent Directors. The final Effective Time Balance

         Sheet will reflect all adjustments to the original Effective

         Time Balance Sheet agreed upon by Ernst & Young and Deloitte &

         Touche or determined by the Accountants.

                        (d)  If the consolidated net worth of Lennar and

         its subsidiaries as of the Effective Time, giving effect to the

         Spin-Off (including the Finance Assignment) and reflecting

         Lennar's interest in the Land Partnership, but not giving ef-

         fect to the Merger, and net of any costs or expenses arising from the Spin Off or the Merger, whether or not capitalized as reflected on the final Effective Time Balance Sheet (the "Len-

         nar Effective Time Net Worth"), was less than (i) $200 million and (ii) if the Effective Time is after August 31, 1997, the sum per day between September 1, 1997 and the day on which the

         Effective Time occurs calculated as provided in Exhibit 5.7

         (the total of (i) and (ii) being the "Minimum Lennar Net

         Worth"), the Surviving Corporation will enforce the requirement in Paragraph 10.1 of the Spin Off Agreement.

                   5.8  Indemnification for Prior Acts.  (a)  The Sur-

         viving Corporation shall honor in accordance with their respec-

         tive terms and maintain in full force and effect without limi-

         tation as to time all indemnification, contribution or similar rights with respect to matters occurring on or prior to the

         Effective Time existing in favor of those individuals who were directors, officers or employees of Greystone or any of its subsidiaries at any time at or prior to the Effective Time

         (collectively, the "Covered Parties") as provided in the cer-

         tificate of









         incorporation or by-laws of Greystone or the Surviving

         Corporation or any of its subsidiaries or in any of the

         indemnification agreements with Greystone or any of its subsid-

         iaries or otherwise listed on Exhibit 5.8-A(1).  The Surviving

         Corporation shall maintain in effect for not less than six years after the Effective Time Greystone's policies of direc-

         tors and officers liability insurance in effect at the date of this Agreement, which are listed on Exhibit 5.8-A(2) (notwith-

         standing any provision of such policies that such policies ter-

         minate as a result of the Merger), and from and after the Ef-

         fective Time shall continue to include as insureds thereunder on the terms thereof the current and former officers, directors and employees of Greystone or any of its subsidiaries who are covered by those policies at the date of this Agreement with respect to all matters occurring on or prior to the Effective

         Time.  For a period of six years after the Effective Time, the

         Surviving Corporation will not amend, alter or modify Article X of the Surviving Corporation's certificate of incorporation.

         The Surviving Corporation will also maintain in effect for at least three years after the Effective Time, directors and of-

         ficers liability insurance comparable to that maintained by

         Greystone as of the date hereof with respect to matters occur-

         ring after the Effective Time (notwithstanding any provision of such policies that such policies terminate as a result of the

         Merger).  The Surviving Corporation will notify each Covered

         Person of each change in insurance coverage and each amendment to the Surviving Corporation's Certificate of Incorporation,

         whether or not permitted by this Paragraph, which may affect that Covered Person.

                        (b)  Without limiting clause (a), from and after

         the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of Lennar or Greystone, or any of their respective subsidiar-

         ies, (when acting in such capacity) ("Indemnified Party"),

         against any costs or expenses (including reasonable attorneys'

         fees), judgments, fines, losses, claims, damages or liabilities

         (collectively, "Costs") incurred in connection with any claim,

         action, suit, proceeding or investigation, whether civil,

         criminal,









         administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective

         Time relating to acts or omissions, or alleged acts or

         omissions, of the Indemnified Party in his or her capacity as a director or officer of Lennar or Greystone, or any of their respective subsidiaries, whether asserted or claimed prior to,

         at or after the Effective Time, to the fullest extent permitted by law (and the Surviving Corporation shall also advance

         expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced signs and delivers to the Surviving Corporation an undertaking to repay such advances if it is ultimately

         determined that such Indemnified Party is not entitled to

         advancement of such expenses).

                        (c)  Any Indemnified Party wishing to claim in-

         demnification under subparagraph (b) of this Paragraph 5.8,

         upon learning of the claim, action, suit, proceeding or inves-

         tigation as to which indemnification is sought, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any li-

         ability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation.  In the event of any such claim, action, suit, proceeding or inves-

         tigation (whether arising before or after the Effective Time),

         (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense

         thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Surviving Corporation or for an Indemnified Party advises in good faith that there are issues which raise conflicts of interest between the Surviving

         Corporation and the Indemnified Party, the Indemnified Party

         may retain separate counsel satisfactory to the Indemnified

         Party, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided that the

         Surviving Corporation will not be required to









         pay fees and expenses of more than one separate counsel for all the Indemnified Parties with respect to any matter or group of related matters.

                        (d)  If the Surviving Corporation or any of its

         successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corpo-

         ration shall assume all of the obligations set forth in this

         Paragraph 5.8.

                        (e)  The provisions of this Paragraph 5.8 are

         intended to be for the benefit of, and shall be enforceable by,

         each of the Covered Parties and the Indemnified Parties, their heirs and their representatives.

                   5.9  Amendments to the Spin Off Agreement and Part-

         nership Agreement.  Without the prior written consent of Grey-

         stone, Lennar will not, and will cause LPC not to, modify,

         amend, supplement (by separate agreement or otherwise) or waive prior to the Effective Time any provision of the Spin Off

         Agreement or the Partnership Agreement.

                   5.10  Compensation, Benefits.  (a)  Except as may

         otherwise be provided in any existing employment or other

         agreement disclosed on Exhibit 4.2-O(2) between Greystone or any of its subsidiaries and any employee or retired employee of

         Greystone or any of its subsidiaries (the "Greystone Employ-

         ees"), (i) following the Effective Time and through December

         31, 1997, the Surviving Corporation will provide, or will cause to be provided, for all Greystone Employees incentive compensa-

         tion, benefits and base compensation which in the aggregate are no less favorable than that provided by Greystone or its sub-

         sidiaries to such Greystone Employees immediately prior to the

         Effective Time and (ii) it is Lennar's current intention (al-

         though Lennar will not be under a legal obligation) to provide,

         or cause to be provided, during the year ending December 31,

         1998, incentive compensation, benefits and base compensation









         to Greystone Employees which, in aggregate, is at least equal to that in the year ending December 31, 1997.  For all purposes under all compensation and benefit plans and policies ap-

         plicable to Greystone Employees after the Effective Time, all service by Greystone Employees with Greystone and its subsid-

         iaries before the Effective Time shall be treated in the same manner as service with Lennar and its subsidiaries, except to the extent such treatment would result in duplication of ben-

         efits. Except as contemplated by the amendments to employment agreements listed on Exhibit 4.2-O(2), the Surviving Corpora-

         tion shall honor all employment agreements and individual sev-

         erance and individual supplemental retirement arrangements in effect immediately prior to the Effective Time with respect to all Greystone Employees.



                                    ARTICLE VI

                          CONDITIONS PRECEDENT TO MERGER

                   6.1  Conditions to Greystone's Obligations.  The ob-

         ligations of Greystone to complete the Merger are subject to satisfaction of the following conditions (any or all of which may be waived by Greystone):

                        (a)  All representations and warranties of Len-

         nar contained in this Agreement, and all representations and warranties of Lennar and LPC contained in the Spin Off Agree-

         ment shall have been true and correct in all material respects

         (except that representations and warranties which are qualified or limited as to materiality shall have been true and correct in their entirety) on the date hereof, and shall be true and correct in all material respects (except that representations and warranties which are qualified or limited as to materiality shall be true and correct in their entirety) on the Merger Date with the same force and effect as though made again on, at and as of the Merger Date (except to the extent such representa-

         tions and warranties are expressly made as of a specified date)

         and Lennar will have delivered to Greystone a









         certificate dated that date and signed by the President or a

         Vice President of Lennar to that effect.

                        (b)  Each of Lennar and LPC will have fulfilled

         in all material respects all its obligations under this Agree-

         ment and under the Spin Off Agreement required to have been fulfilled prior to or on the Merger Date.

                        (c)  No order will have been entered by any

         court or governmental authority and be in force which invali-

         dates this Agreement or the Spin Off Agreement or restrains

         Greystone, Lennar or LPC from completing the transactions which are the subject of this Agreement or the Spin Off Agreement and no action will be pending against Greystone or Lennar relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against the Surviving Corporation which would be material after the Merger to the Surviving Corporation and its subsidiaries taken as a whole.

                        (d)  The consents described on Exhibits 4.1-C

         and 4.2-C, will have been obtained (except to the extent one of those Exhibits indicates particular consents will not be

         sought).

                        (e)  The waiting periods under the HSR Act with

         regard to the Merger will have expired or been terminated.

                        (f)  The Merger will have been approved by the

         holders of a majority of the outstanding shares of Greystone common stock.

                        (g)  The Spin-Off will have been completed in

         accordance with the terms of the Spin off Agreement and, im-

         mediately prior to such completion, all conditions contained in

         Paragraph 3.1 of the Spin Off Agreement will have been satis-

         fied (except that the condition in Paragraph 3.1(a) of the Spin

         Off Agreement may be waived by Lennar) and each party to any such agreement shall have complied in all material respects with its respective obligations thereunder.  If Lennar enters into a Shared Facilities Agreement, an Employee Matters









         Agreement or a Tax Sharing Agreement as contemplated by

         Paragraph 11.2 of the Spin-Off Agreement or any other agreement relating to the Spin Off (other than agreements which do not alter or supplement any of the terms of the Spin-Off

         Agreement), those agreements (or such of them as are entered into) will be on terms reasonably satisfactory as to form and substance to Greystone.

                        (h)  Lennar and Warburg, Pincus Investors, L.P.

         ("Warburg") will have entered into a Registration Rights Agree-

         ment substantially in the form of Exhibit 6.1-H(1).

                        (i)  As of the Merger Date, Greystone will have

         received a certificate dated as of the Merger Date and signed by the principal accounting officer of Lennar to the effect that, based upon the most recent available monthly consolidated financial statements of Lennar and its subsidiaries and all information of which the principal accounting officer is aware concerning activities or results of operations of Lennar and its subsidiaries after the date of those financial statements,

         the principal accounting officer believes that the stockholders equity of Lennar and its subsidiaries at the Merger Date is at least equal to the Minimum Lennar Net Worth.

                        (j)  The financings contemplated by the Loan

         Commitments shall be the subject of agreements which have been executed and are in full force and effect and are consistent with the terms of the Loan Commitments, and all conditions to availability of the financing contemplated by those agreements shall have been satisfied or waived in writing by the providers of the financing.

                        (k)  Lennar, through a wholly owned subsidiary,

         will have good and valid title to a 50% general partner's in-

         terest in the Land Partnership, free and clear of any liens,

         charges, pledges, security interests or other encumbrances or imperfections or defects in title and the Land Partnership will own the assets described on Exhibit 4.1-J(2), other than assets which have been disposed of in the ordinary course of business,

         (and no other properties or









         assets (including cash) without the consent of Greystone),

         which have the current book values that have been disclosed to

         Greystone as described on Exhibit 4.1-J(2).  The assets listed on Exhibit 4.1-J(2) which are contributed to Lennar Land

         Partners will constitute the Initial Capital Contribution, as that term is used in the Partnership Agreement relating to the

         Land Partnership.

                        (l)  The indebtedness of LPC or its subsidiaries

         for which the Surviving Corporation or its subsidiaries will be primarily or contingently liable after the Spin-Off (whether or not they are indemnified by LPC with regard to the indebted-

         ness) will not exceed $50 million in aggregate.

                        (m)  The documents by which Lennar and its sub-

         sidiaries engaged in the Homebuilding Business transfer assets to the Land Partnership and receive options to purchase assets back from the Land Partnership, and any other material agree-

         ments executed in connection with the Land Partnership, will be in form and substance reasonably satisfactory to Greystone,

         which Greystone will confirm without unreasonable delay.  The prices at which Lennar or its subsidiaries will have the option to purchase properties from the Land Partnership will be as shown on Exhibit 6.1-M(1) and the terms on which a subsidiary of Lennar will receive payments for acting as Manager with re-

         gard to Lennar Land Partners will be as shown on Exhibit

         6.1-M(2), in each case unless altered with the consent of Grey-

         stone.  Without limiting the foregoing, such documents provid-

         ing for the transfer or contribution of assets and properties to the Land Partnership shall provide in form and substance reasonably satisfactory to Greystone that all liabilities or obligations of any nature whatsoever (whether known or unknown,

         due or to become due, absolute, accrued, contingent or other-

         wise) relating to, arising out of or resulting from such assets and properties will be assumed by the Land Partnership, that the Land Partnership will indemnify the Surviving Corporation and its subsidiaries with respect thereto and that such assump-

         tion and indemnification obligations shall survive any exercise of any option to purchase such property or asset.









                        (n)  Neither Lennar nor any of its subsidiaries

         will have any primary or contingent liabilities with regard to indebtedness secured by properties which are owned by the Land

         Partnership (other than the contingent liability of Lennar's subsidiary which is a general partner of the Land Partnership resulting from its status as a general partner).

                        (o)  If the Spin-Off has taken place but the Tax

         Ruling has not been obtained, Greystone will have received an opinion of Rogers & Wells, counsel to Lennar, to the effect that (i) the distribution of stock of LPC to stockholders of

         Lennar in the Spin-Off qualified as a distribution within the meaning of Section 355(a) of the Internal Revenue Code of 1986,

         as amended (the "Code") and (ii) no gain or loss will be recog-

         nized to Lennar as a result of the distribution of stock of LPC to Lennar's stockholders in connection with the Spin-Off, ex-

         cept that Rogers & Wells may except from its opinion the pos-

         sibility that Lennar will realize income or gain as a result of any payment required by Paragraph 10.1 of the Spin Off Agree-

         ment.

                        (p)  Greystone will have received an opinion of

         Wachtell, Lipton, Rosen & Katz, counsel to Greystone, to the effect that the Merger constitutes a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that the Merger will not result in gain or loss to Greystone's stockholders.

                   6.2  Conditions to Lennar's Obligations.  The obliga-

         tions of Lennar to complete the Merger are subject to the fol-

         lowing conditions (any or all of which may be waived by Len-

         nar):

                        (a)  All representations and warranties of Grey-

         stone contained in this Agreement, shall have been true and correct in all material respects (except that representations and warranties which are qualified or limited as to materiality shall have been true and correct in their entirety) on the date hereof, and shall be true and correct in all material respects

         (except that representations which are qualified or limited as to materiality shall be true and correct in their entirety) on the Merger Date with the same force and effect as though made again on, at and as of the Merger Date (except to the extent such representations and warranties are









         expressly made as of a specified date) and Greystone will have delivered to Lennar a certificate dated that date and signed by the President or a Vice President of Greystone to that effect.

                        (b)  Greystone will have fulfilled in all mate-

         rial respects all its obligations under this Agreement required to have been fulfilled prior to or on the Merger Date.

                        (c)  No order will have been entered by any

         court or governmental authority and be in force which invali-

         dates this Agreement or restrains Lennar from completing the transactions which are the subject of this Agreement and no action will be pending against Greystone or Lennar relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against the Surviving Corporation which would be mate-

         rial after the Merger to the Surviving Corporation and its sub-

         sidiaries.

                        (d)  The consents described on Exhibits 4.1-C

         and 4.2-C will have been obtained (except to the extent one of those Exhibits indicates particular consents will not be

         sought).

                        (e)  The waiting periods under the HSR Act with

         regard to the Merger will have expired or been terminated.

                        (f)  The Merger will have been approved by the

         holders of a majority of the outstanding shares of Lennar com-

         mon stock and Lennar class B common stock voting as a single class (with the Lennar class B common stock being entitled to

         10 votes per share).

                        (g)  The Tax Ruling will have been obtained and

         the Spin-Off will have taken place as contemplated in the Spin

         Off Agreement.

                        (h)  Lennar will have received an opinion of

         Rogers & Wells, counsel to Lennar, to the effect that the

         Merger constitutes a reorganization within the meaning of Sec-

         tion 368(a)(1)(A) of the Code and that the Merger will not re-

         sult in gain or loss to Lennar's stockholders.









                                   ARTICLE VII

                                   TERMINATION

                   7.1  Right to Terminate.  This Agreement may be ter-

         minated at any time prior to the Effective Time (whether or not the stockholders of one or both of Greystone and Lennar have adopted this Agreement and approved the Merger):

                        (a)  By mutual consent of Greystone and Lennar.

                        (b)  By either Greystone or Lennar if the Effec-

         tive Time is not on or before December 31, 1997; provided how-

         ever that the right to terminate this Agreement under this

         Paragraph 7.1(b) will not be available to any party whose fail-

         ure to fulfill any obligation under this Agreement has been the cause of the failure of the Effective Time to occur on or be-

         fore that date.

                        (c)  At any time prior to the Effective Time, by

         Lennar or Greystone, in the event of either (i) a breach by the other party of any representation or warranty contained herein,

         which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, other than any such breaches that, in the ag-

         gregate, would not reasonably be expected to have a Material

         Adverse Effect on Greystone or Lennar, as the case may be, or

         (ii) a material breach by the other party of any of the cov-

         enants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of writ-

         ten notice to the breaching party of such breach.

                        (d)  By Greystone, if it receives a Superior

         Proposal on or before August 9, 1997, and its Board of Direc-

         tors resolves to accept such Superior Proposal, and Greystone shall have given Lennar ten business days' prior notice of its intention to terminate this Agreement pursuant to this provi-

         sion; provided, however, that such termination shall not be









         effective until such time as Lennar shall have received a pay-

         ment from Greystone of $7.5 million (it being understood that not more than one such payment shall be required even if Grey-

         stone is entitled to terminate this Agreement pursuant to this subparagraph (d) and subparagraph (e)).  A "Superior Proposal"

         is an Acquisition Proposal which (i) would result in

         Greystone's receiving consideration with a fair value deter-

         mined in good faith by Greystone's Board of Directors to be more than $18.50 per share, and (ii) is determined in good faith by Greystone's Board of Directors to be more favorable to

         Greystone's stockholders than the Merger.  A notice of inten-

         tion to terminate given pursuant to this subparagraph will be irrevocable (unless Lennar consents in writing to its being withdrawn by Greystone) and will result in this Agreements'

         being terminated on the date specified in the notice of inten-

         tion, which will be not earlier than the day after the expira-

         tion of the ten business day period.  When Greystone delivers a notice of intention to terminate pursuant to this Paragraph,

         Lennar's obligations under Paragraphs 5.1, 5.2, 5.3 and 5.9 will terminate.

                        (e)  By Greystone, if (A) a tender or exchange

         offer is commenced by a Potential Acquiror on or before August

         9, 1997, for all outstanding shares of Greystone common stock for a consideration having a value of at least $18.50 per

         share, (B) Greystone's Board of Directors determines in good faith and after consultation with an independent financial ad-

         visor, that such offer constitutes a Superior Proposal and re-

         solves to accept such Superior Proposal or recommend to

         Greystone's stockholders that they tender their shares in re-

         sponse to such tender or exchange offer and (C) Greystone shall have given Lennar ten business days' prior notice of its inten-

         tion to terminate pursuant to this provision; provided, how-

         ever, that such termination shall not be effective until such time as Lennar shall have received a payment from Greystone of

         $7.5 million (it being understood that not more than one such payment shall be required even if Greystone is entitled to ter-

         minate this Agreement pursuant to this subparagraph (e) and subparagraph (d)).  A notice of intention to terminate given pursuant to this subparagraph









         will be irrevocable (unless Lennar consents in writing to its being withdrawn by Greystone) and will result in this

         Agreements' being terminated on the date specified in the

         notice of intention, which will be not earlier than day after the expiration of the ten business day period.  When Greystone delivers a notice of intention to terminate pursuant to this

         Paragraph, Lennar's obligations under Paragraphs 5.1, 5.2, 5.3 and 5.9 will terminate.

                   7.2  Manner of Terminating Agreement.  If at any time

         Lennar or Greystone has the right under Paragraph 7.1 to termi-

         nate this Agreement, it can terminate this agreement by a no-

         tice to the other of them that it is terminating this Agree-

         ment.

                   7.3  Effect of Termination.  (a)  Except as provided

         in subparagraph (b) of this Paragraph, if this Agreement is terminated pursuant to Paragraph 7.1, after this Agreement is terminated, neither party will have any further rights or obli-

         gations under this Agreement, other than the parties' respec-

         tive obligations under Paragraph 9.1 and the second sentence of

         Paragraph 9.2(a) and (b).  Nothing in this Paragraph will, how-

         ever, relieve either party of liability for any wilful or in-

         tentional breach of any covenant contained in this Agreement which occurs before this Agreement is terminated.

                        (b)  If the Tax Ruling is not obtained by Decem-

         ber 31, 1997 and this Agreement is terminated by Lennar or

         Greystone under Paragraph 7.1 (b) at a time when (i) the Tax

         Ruling has not been obtained, (ii) the Spin-Off has not oc-

         curred and (iii) all the conditions in Paragraph 6.2, other than those in Paragraphs 6.2(d), 6.2(f), 6.2(g) and 6.2(h) have been fulfilled (or would be fulfilled upon delivery of ap-

         propriate certificates by officers of the parties), Lennar will pay Greystone the sum of $5 million within 20 days after this

         Agreement is terminated.









                                   ARTICLE VIII

                                ABSENCE OF BROKERS

                   8.1  Representations and Warranties Regarding Brokers

         and Others.  Greystone and Lennar each represents and warrants to the other of them that nobody acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement, except that (i) Smith

         Barney Inc. acted as financial advisor to Greystone and (ii) BT

         Securities Corporation acted as financial advisor to Lennar.

         All fees of Smith Barney Inc. will be paid by Greystone and all fees of BT Securities Corporation will be paid by Lennar.

         Greystone and Lennar each indemnifies the other of them

         against, and agrees to hold the other of them harmless from,

         all losses, liabilities and expenses (including, but not lim-

         ited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for com-

         pensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the indemnifying party in connection with the transactions which are the subject of this Agreement.



                                    ARTICLE IX

                                     GENERAL

                   9.1  Expenses.  Greystone and Lennar will each pay

         its own expenses in connection with the transactions which are the subject of this Agreement, including legal fees.

                   9.2  Access to Properties, Books and Records.

                        (a)  From the date of this Agreement until the

         Merger Date or such earlier date as this Agreement is termi-

         nated, Lennar will, and will cause each of its subsidiaries to,

         give representatives of Greystone reasonable access during nor-

         mal business hours to all of their respective management, prop-

         erties, books and records.  Until the Effective Time, Greystone will,









         and will cause its representatives to, hold all information its representatives receive as a result of their access to the management, properties, books and records of Lennar or its subsidiaries in confidence, except to the extent that informa-

         tion (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to

         Greystone from a third party which, insofar as Greystone is aware, is not under an obligation to Lennar, or to a subsidiary of Lennar, to keep the information confidential, (iii) was known to Greystone before it was made available to Greystone or its representative by Lennar or a subsidiary, or (iv) otherwise is independently developed by Greystone.  If this Agreement is terminated prior to the Effective Time, Greystone will, at the request of Lennar, deliver to Lennar all documents and other material obtained by Greystone from Lennar or a subsidiary in connection with the transactions which are the subject of this

         Agreement or evidence that that material has been destroyed by

         Greystone.

                        (b)  From the date of this Agreement until the

         Merger Date or such earlier date as this Agreement is termi-

         nated, Greystone will, and will cause each of its subsidiaries to, give representatives of Lennar reasonable access during normal business hours to all of their respective management,

         properties, books and records.  Lennar will, and will cause its representatives to, hold all information its representatives receive as a result of their access to the management, proper-

         ties, books and records of Greystone or its subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to Lennar from a third party which, insofar as Lennar is aware, is not under an obli-

         gation to Greystone, or to a subsidiary of Greystone, to keep the information confidential, (iii) was known to Lennar before it was made available to Lennar or its representative by Grey-

         stone or a subsidiary, or (iv) otherwise is independently de-

         veloped by Lennar.  If this Agreement is terminated prior to the Effective Time, Lennar will, at the request of Greystone,

         deliver to Greystone all documents and other material obtained by









         Lennar from Greystone or a subsidiary in connection with the transactions which are the subject of this Agreement or evi-

         dence that that material has been destroyed by Lennar.

                   9.3  Plan of Reorganization.  This Agreement is in-

         tended to be a plan of reorganization for the purposes of Sec-

         tion 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

                   9.4  Press Releases.  Greystone and Lennar will con-

         sult with each other before issuing any press releases or oth-

         erwise making any public statements with respect to this Agree-

         ment or the transactions contemplated by it, except that noth-

         ing in this Paragraph will prevent either party from making any statement when and as required by law or by the rules of any securities exchange or securities quotation or trading system on which securities of that party or an affiliate are listed,

         quoted or traded.

                   9.5  Entire Agreement.  This Agreement, the Spin Off

         Agreement and the documents expressly required or contemplated by this Agreement and the Spin Off Agreement contain the entire agreement between Greystone and Lennar relating to the transac-

         tions which are the subject of this Agreement and those other documents, and all prior negotiations, understandings and

         agreements between Greystone and Lennar are superseded by this

         Agreement and those other documents, and there are no represen-

         tations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement or those other documents.

                   9.6  Survival of Obligations.  The obligations of the

         Surviving Corporation under this Agreement, (including but not limited to in its capacity as successor to Greystone and Len-

         nar), including but not limited to its, obligations under Para-

         graphs 5.7, 5.8 and 5.10, will survive the Effective Time and the Merger.









                   9.7  Effect of Disclosures.  Any information dis-

         closed by a party in connection with any representation or war-

         ranty contained in this Agreement (including exhibits to this

         Agreement) will be treated as having been disclosed in connec-

         tion with each representation and warranty made by that party in this Agreement as to which it is reasonably apparent that the information applies.

                   9.8  Captions.  The captions of the articles and

         paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

                   9.9  Prohibition Against Assignment.  Neither this

         Agreement nor any right of any party under it may be assigned by operation of law or otherwise.

                   9.10  Modification or Amendment.  Subject to the pro-

         visions of the applicable law, at any time prior to the Effec-

         tive Time, the parties hereto may modify or amend this Agree-

         ment, by written agreement executed and delivered by duly au-

         thorized officers of the respective parties, whether or not the stockholders of one or both of Greystone and Lennar have

         adopted this Agreement and approved the Merger.

                   9.11  Waiver of Conditions.  The conditions to each

         of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                   9.12  No Third Party Beneficiaries.  Except as pro-

         vided in Paragraph 2.8 (Greystone Options) or Paragraph 8 (In-

         demnification; Directors' and Officers' Insurance), this Agree-

         ment is not intended to confer upon any person or entity other than Lennar and Greystone any rights or remedies hereunder.

                   9.13  Notices and Other Communications.  Any notice

         or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United

         States









         of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

                   If to Lennar:

                        Lennar Corporation
                        700 Northwest 107th Avenue
                        Miami, Florida  33172
                        Attention:  President
                        Facsimile No.:  (305) 227-7115

                   with a copy to:

                        David W. Bernstein, Esq.
                        Rogers & Wells
                        200 Park Avenue
                        New York, New York  10166
                        Facsimile No.:  (212) 878-8375

                   If to Greystone:

                        Pacific Greystone Corporation
                        6767 Forest Lawn Drive
                        Los Angeles, CA  90068-1027
                        Attention:  Jack Harter
                        Facsimile No.:  (213) 876-3866

                   with a copy to:

                        Andrew Brownstein, Esq.
                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Facsimile No.:  (212) 403-2000


                   9.14  Governing Law.  This Agreement will be governed

         by, and construed under, the laws of the State of Delaware ap-

         plicable to contracts executed and to be performed in that state.

                   9.15  Counterparts.  This Agreement may be executed

         in two or more counterparts, some of which may contain the sig-

         natures of some, but not all, the parties.  Each of those coun-

         terparts will be deemed an original, but all of them together will constitute one and the same agreement.









                   IN WITNESS WHEREOF, Greystone and Lennar have ex-

         ecuted this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.


                                       LENNAR CORPORATION



                                       By: /s/ Stuart Miller
                                          Title: President



                                       PACIFIC GREYSTONE CORPORATION



                                       By: /s/ Jack R. Harter
                                          Title: President